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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
         Date of Report (Date of Earliest Event Reported): April 7, 2000

                                IBT Bancorp, Inc.
                             ----------------------
             (Exact name of registrant as specified in its charter)

       Michigan                         0-18415                 38-2830092
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State of Incorporation            Commission File No.     IRS Employer ID Number

                    200 East Broadway, Mt. Pleasant, MI 48858
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     Address, including zip code, of registrant's principal executive office

                                 (517) 772-9471
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               Registrant's telephone number, including area code



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ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS

         On April 7, 2000, IBT Bancorp ("IBT") and FSB Bancorp, Inc. ("FSB") signed a Definitive Agreement to combine companies. IBT is the holding company for Isabella Bank and Trust and FSB is the holding company for Farmers State Bank. Both banks will continue to operate as stand alone banks. The transaction will involve FSB merging with and into IBT and Farmers State Bank becoming a wholly owned subsidiary of IBT. It is intended that the merger be accounted for as a "pooling of interest." FSB shareholders will receive 2.1362 shares of IBT common stock for each share of FSB stock.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

                  (a) Financial Statement of Business Acquired. The financial statements of FSB Bancorp, Inc. as of and for the year ended December 31, 1999 will be filed by Amendment.

                  (b) Pro Forma Financial Information. Pro forma financial statements reflecting the merger of FSB Bancorp, Inc. will be filed by Amendment.

                  (c)    Exhibits

                           No.      Description

                           2 Agreement and Plan of Merger dated as of April 7, 2000 between IBT Bancorp, Inc. and FSB Bancorp, Inc.

                           99       Press release dated April 10, 2000
                                    announcing the merger between IBT Bancorp, Inc. and FSB Bancorp, Inc. as filed with the Securities and Exchange Commission on April 10, 2000 pursuant to rule 425 is herein incorporated by reference.


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has caused the current report to be signed on its behalf by the Undersigned duly authorized person.

Date: April 18, 2000                        IBT Bancorp, Inc.

                                            By:/s/Dennis P. Angner
                                               ---------------------------------
                                            Its:    Chief Financial Officer
                                                --------------------------------


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                                 Exhibit Index
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
Exhibit No.                  Description
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
    2 Agreement and Plan of Merger dated as of April 7, 2000 between IBT Bancorp, Inc. and FSB Bancorp, Inc.

    99 Press release dated April 10, 2000 announcing the merger between IBT Bancorp, Inc. and FSB Bancorp, Inc. as filed with the Securities and Exchange Commission on April 10, 2000 pursuant to rule 425 is herein by reference.
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